CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gerard Darmon, President and Chief Executive Officer of E-Com Technologies Corporation, and Mohammed Jiwani, Chief Financial Officer of E-Com Technologies Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the annual report on Form 10-KSB of E-Com Technologies Corporation for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of E-Com Technologies Corporation.

Dated: April 13, 2004

/s/ Gerard Darmon
Gerard Darmon
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Mohammed Jiwani
Mohammed Jiwani
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to E-Com Technologies Corporation and will be retained by E-Com Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.